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                                                                  EXHIBIT 23.1

Brio Technology, Inc:

We consent to the incorporation by reference by Brio Technology, Inc. into its Registration Statements on Form S-8 (Nos. 333-84527 and 333-65109) of our report dated February 19, 1999 (March 24, 1999 as to note 11) on the consolidated financial statements of SQRIBE Technologies Corp. for the years ended December 31, 1998, 1997 and 1996 included in Amendment No. 2 to Brio Technology, Inc.'s Registration Statement (No. 333-82341) on Form S-4 dated July 14, 1999 which is incorporated by reference into this Current Report on Form 8-K/A of Brio Technology, Inc.

/s/ Deloitte & Touche LLP

San Jose, California
January 27, 2000